Exhibit 10.1

March 9, 2012

Mr. David Hillman

315 West 86th Street, Apt. 8A

New York, NY 10024

Dear David:

This letter confirms our mutual agreement (“Agreement”) regarding the cessation of your employment at Dial Global, Inc. (previously Westwood One, Inc.) and its subsidiaries (the “Company” or “DG”). Capitalized terms used but not defined herein shall have the meaning set forth in your employment agreement with Westwood One, Inc. effective as of October 14, 2004 (as amended, supplemented or restated to date, the “Employment Agreement”). For purposes hereof, “Related Entity” or “Related Entities” means all subsidiaries of the Company as of the date hereof, including any entity that directly or indirectly controls (as such term is defined in the Employment Agreement), is controlled by, or is under common control with the Company.

1. This confirms the cessation of your employment with DG effective as of March 9, 2012 (the “Termination Date”). You acknowledge the termination of your Employment Agreement effective on the stated expiration date of December 31, 2011 and your resignation from all offices and directorships of DG effective on the Termination Date. You also acknowledge that in the absence of this Agreement, the Company would have no obligation to make any severance payments to you under the terms of the Employment Agreement. Notwithstanding the foregoing, as part of your termination and contingent upon your executing and not revoking this Agreement as set forth in Section 6 below, DG shall provide you with the following:

(a)

payment of an amount equal to twelve (12) months’ pay at the rate of your current annual base salary of $450,000, to be paid over a twelve (12) month period beginning on March 15, 2012 and continuing through March 14, 2013 (the “Severance Period”) on a schedule that mirrors the Company’s then effective payroll practices;

(b)

the portion of the stock option awarded to you on February 12, 2010 (the “2010 Stock Option”) that remains unvested (i.e., 50,000 of 150,000 shares) that are scheduled to vest on February 12, 2013 shall vest on the Termination Date and the period in which to exercise the 2010 Stock Option shall be extended through March 9, 2013; and

(c)

subject to your timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) with respect to the Company’s group health insurance plans in which you participated immediately prior to the Termination Date, DG shall reimburse you for the cost of your continued group health insurance coverage pursuant to COBRA through March 9, 2013.

David Hillman

March 9, 2012

Any payments provided to you herein shall be reduced by appropriate deductions for federal, state, local taxes and all other appropriate deductions and shall be paid in accordance with DG’s normal payroll policies and policies and practices. You acknowledge that you have been paid all compensation, in cash or otherwise, due to you from DG pursuant to and in accordance with your Employment Agreement or otherwise, and except as set forth above, you shall not receive any other compensation in cash, salary, commission, draw or otherwise following the Termination Date. Your right to receive, and the Company’s obligation to pay, the payments contained in this Section 1 shall not arise until the Effective Date of this Agreement and shall further depend upon your compliance with this Agreement including your returning of the Company’s property as described in Section 9 herein. You acknowledge and agree that the payments provided to you herein exceed any payment, benefit, or other thing of value to which you might otherwise be entitled under any policy, plan or procedure of the Company and/or any agreement between you and the Company, including without limitation your Employment Agreement.

2. For good and valuable consideration received in connection with your cessation of employment with the Company, you do hereby release and forever discharge and covenant not to sue the Company, the Related Entities and their respective parent companies, subsidiaries and affiliates and such entities’ respective directors, officers, members, partners, managers, employees, agents, representatives, stockholders, successors and assigns (both individually and in their official capacities) and its and their predecessors or successors (collectively, the “Releasees”), from any and all actions, causes of action, covenants, contracts, claims, demands, suits, and liabilities whatsoever, which you ever had or now have or which you or any of your heirs, executors, administrators and assigns hereafter can, shall or may have by reason of or relating to your employment with the Company as of the effective date of this Agreement.

By signing this Agreement, you are providing a complete waiver of all claims against the Releasees that may have arisen, whether known or unknown, up until the Effective Date (as defined in Section 6). This includes, but is not limited to, claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act) (the “ADEA”), the Americans With Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, the California Labor Code, California Fair Employment and Housing Act, the New York State Human Rights Law, the New York City Human Rights Law, the Employee Retirement Income Security Act of 1974 (“ERISA”) (except as to claims pertaining to vested benefits under employee benefit plans covered by ERISA and maintained by the Releasees), and all applicable amendments to the foregoing acts and laws, or any common law, public policy, contract (whether oral or written, express or implied) or tort law, and any other local, state or Federal law, regulation or ordinance having any bearing whatsoever on the terms and conditions of your employment. This Agreement shall not, however, constitute a waiver of: (a) your rights under any employee benefit plan currently maintained by the Company; (b) your rights under the Employment Agreement intended to survive your termination of employment; (c) your rights under the Company’s certificate of incorporation, By-Laws, insurance policies or other written agreements with respect to indemnification; and (d) any claims to enforce rights arising under the ADEA or other civil rights statute after the Effective Date.

David Hillman

March 9, 2012

3. For good and valuable consideration provided herein, you hereby (a) reaffirm your obligations under Section 8 (No Conflict of Interest; Proper Conduct), Section 9 (Confidential Information and the Results of Services), Section 11 (Work for Hire) and Section 12 (Communications Act of 1934) of the Employment Agreement, including that you specifically acknowledge and agree that the time period during which you will be paid severance by the Company after the Employment Period shall continue through the end of the Severance Period and that you shall be prohibited from engaging in Restricted Activities during the Severance Period, (b) agree that for the purpose of Section 7 of the Employment Agreement, the cessation of your employment hereunder shall be considered a termination of employment under Section 7(d) of your Employment Agreement, (c) acknowledge that the obligations under Sections 8, 9, 11 and 12 of the Employment Agreement set forth above shall remain in full force and effect, and (d) understand that such sections shall be fully enforceable in accordance with the terms and conditions of the Employment Agreement following your termination of employment with the Company. For purposes hereof, the term “Restricted Activities” shall be modified to consist of: (i) soliciting DG’s customers, employees and on-talent (including Affiliates and Sponsors as such terms are defined in your Employment Agreement), and (ii) providing services, engaging or participating in the network radio business, directly or indirectly, in any manner whatsoever, through and including the period eighteen (18) months from the Termination Date. You agree that providing services to, including being employed in any capacity as an employee or providing consulting services to, Cumulus Media or Clear Channel Communications would be deemed a violation of this clause (ii). In addition, the term “Affiliate” shall be modified to delete the words “traffic” and “weather” from such definition.

By your signature hereto you acknowledge that you have reviewed such Sections above in connection with your review of this Agreement and understand the restrictions contained therein. You agree that the limitations set forth therein on your rights are reasonable and necessary for the protection of DG. In this regard, you specifically agree that the limitations as to period of time and geographic area, as well as all other restrictions on your activities specified therein, are reasonable and necessary for the protection of DG. The parties hereto agree that the remedy at law for any breach of your obligations under those Sections of the Employment Agreement would be inadequate and that DG shall be entitled to injunctive or other equitable relief (without bond or undertaking) in any proceeding which may be brought to enforce any provisions of those Sections.

4. You further agree, promise and covenant that, to the maximum extent permitted by law neither, you, nor any person, organization, or other entity acting on your behalf has or will file, charge, claim, sue, or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary or other relief) against the Releasees involving any matter occurring in the past up to the date of this Agreement, or involving or based upon any claims, demands, causes of action, obligations, damages or liabilities which are the subject of this Agreement. This Agreement shall not affect your rights under the Older Workers Benefit Protection Act to have a judicial determination of the validity of this Agreement and does not purport to limit any right you may have to file a charge under the ADEA or other civil rights statute or to participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or other investigative agency. This Agreement does, however, waive and release any right to recover damages under the ADEA or other civil rights statute.

David Hillman

March 9, 2012

5. You have been given 45 days to review this Agreement and have been given the opportunity to consult with legal counsel, and you are signing this Agreement knowingly, voluntarily and with full understanding of its terms and effects, and your voluntarily accept the consideration contained herein for the purpose of making full and final settlement of all claims referred to above. If you have signed this Agreement prior to the expiration of the 45 day period, you have done so voluntarily. You also understand that you have seven (7) days after executing to revoke this Agreement, and that this Agreement will not become effective if you exercise your right to revoke your signature within seven (7) days of execution. The terms of this Agreement shall not become effective or enforceable until seven (7) days following the date of its execution by both parties (the “Effective Date”). You understand and acknowledge that your right to receive the consideration hereunder, however, is conditioned upon your execution and non-revocation of this Agreement.

6. Upon the Company’s request (including the Company’s outside counsel and other professional advisers), subject to other professional commitments, you agree to respond to inquiries and provide information, cooperation and assistance with regard to any question, matter or issue in which you had knowledge as a result of your employment with the Company. In accordance with the foregoing, you shall provide reasonable assistance to the Company and its Related Entities and their respective representatives in defense of any claims that may be made against the Company or any of its Related Entities, and assist the Company and its Related Entities in the prosecution of any claims that may be made by the Company or any of its Related Entities, to the extent that such claims may relate to the period of your employment with the Company. You further agree to promptly inform the Company if you become aware of any lawsuits involving such claims that may be filed or threatened against the Company or any of its Related Entities. You also agree to promptly inform the Company (to the extent you are legally permitted to do so) if you are asked to assist in any investigation of the Company or any of its Related Entities or its or their actions, regardless of whether a lawsuit or other proceeding has then been filed with respect to such investigation, and you shall not do so unless legally required.

7. You acknowledge that you have not relied on any representations or statements not set forth in this Agreement.

8. In consideration of the consideration described in Section 1 above and for other good and valuable consideration, you also hereby specifically waive any and all rights or claims that you have, or may hereafter have, to reinstatement or reemployment with DG. Any reemployment shall be at the sole and absolute discretion of DG.

9. You represent and warrant that you have returned to DG all DG property, Confidential Information and other tangible confidential information in your possession and requested by DG (“Property”) including, but not limited to, keys, computers, pagers, files, agreements, documents, telephones, fax machines and credentials.

10. By signing this Release, you understand and agree that neither you nor anyone acting on your behalf will publish, publicize, disseminate, communicate or cause to be published, publicized, disseminated or communicated, to any entity or person whatsoever, directly or indirectly, non-public, strategic, operational (including but not limited to clients, customers and employees) or confidential (whether implied or stated) information concerning the Company or your employment with the Company or the cessation thereof, provided, however, that you may describe and/or communicate your duties, responsibilities and job title. You agree not to make any statement or take any actions which in any way disparage or which could harm the reputation and/or goodwill of DG, or in any way, directly or indirectly, cause or encourage the making of such statements or the taking of such actions by anyone else. Nothing in this paragraph shall prohibit you from responding truthfully to a lawfully issued subpoena, court order, or other lawful request by any regulatory agency or government authority.

David Hillman

March 9, 2012

11. The terms of this Agreement, including all facts, circumstances, statements and documents relating thereto, shall not be admissible or submitted as evidence in any litigation in any forum except as required by law for any purpose other than to secure enforcement of the terms and conditions of this Agreement.

12. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law principles thereof. If any provision in this Agreement is held invalid or unenforceable for any reason, the remaining provisions shall be construed as if the invalid or unenforceable provision had not been included. The parties agree that any dispute, controversy or claim arising out of this Agreement, except for any injunctive or equitable relief, shall be finally settled by arbitration in New York, New York in accordance with the JAMS Employment Arbitration Rules and Procedures in effect on the date of this Agreement and judgment upon the award may be entered in any court having jurisdiction thereof. The prevailing party in any such arbitration shall have the right to collect from the other party its reasonable costs and necessary disbursements and attorneys’ fees incurred in enforcing this Agreement.

13. Except as otherwise set forth herein and covenants you agreed that survive the termination of your employment, this Agreement sets forth the terms and conditions of your separation of employment with DG, and supersedes any and all prior oral and written agreements between you and DG, including your Employment Agreement. This Agreement may not be altered, amended or modified except by a further writing signed by you and DG.

14. This Agreement may be executed in counterparts, including via facsimile or electronic mail copy, each of which shall constitute an original, but all of which together shall constitute one agreement.

15. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement.

16. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon the parties.

17. Although the Company does not guarantee the tax treatment of any payment hereunder, it is intended that all payments to be paid hereunder shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and all provisions of this Agreement shall be construed in a manner consistent with such intent.

David Hillman

March 9, 2012

Very truly yours, DIAL GLOBAL, INC.

Date:	3/9/12	By:	/s/ Spencer L. Brown
Name: Spencer L. Brown
Title: co-CEO

By signing this Agreement below, you agree to and accept the provisions contained herein. You certify and acknowledge that you (i) have been advised to consult with an attorney about this Agreement prior to executing same, (ii) have read the Agreement, (iii) understand its contents, (iv) are voluntarily entering into this Agreement free from coercion or duress and (v) agree to be bound by its terms.

Date:	3/9/12	/s/ David Hillman
David Hillman